SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549



                              FORM 8-K
                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                           October 20, 1998

                        BELLSOUTH CORPORATION
          (Exact name of registrant as specified in its charter)


         Georgia                 1-8607            58-1533433
       (State or other          (Commission      (IRS Employer
       jurisdiction of           File Number)     Identification
       incorporation)                                 No.)


1155 Peachtree Street, N. E., Atlanta, Georgia         30309-3610
  (Address of principal executive offices)             (Zip Code)


         Registrant's telephone number, including area code
                            (404) 249-2000

Item 5.  Other Events

Third Quarter 1998 Earnings

On October 20, 1998, BellSouth announced earnings for the third quarter
of  1998.   See  Exhibit 99 for a complete copy of the related  press
release.


1998-1999 Earnings Growth

BellSouth believes that normalized earnings growth will be in the mid-teens through 1998 and from 12 percent to 14 percent for 1999. Statements that do not address historical performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on a number of assumptions, including but not limited to: (1) continued economic growth and demand for BellSouth's services; (2) continued monetary, regulatory and political stability where BellSouth conducts its international operations;
(3) the reasonable accuracy of BellSouth's expectations of costs and recoveries with respect to access reform, universal service and interconnection; (4) the reasonable accuracy of BellSouth's estimate of regulatory authorization to provide wireline long distance services and the impact of competition in its markets; and (5) satisfactory identification and completion of Year 2000 software and hardware revisions by BellSouth and entities with which it does business. Any developments significantly deviating from these assumptions could cause actual results to differ materially from those forecast or implied in the aforementioned forward-looking statements.



Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

  99           Press Release - Third Quarter 1998 Earnings



                              SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:  /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President and Controller
      October 20, 1998